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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of Box Hill Systems Corp.

     As independent auditors, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

                                          PERELSON WEINER

New York, NY
July 23, 1997